Exhibit 10.12

PHG/CWP/JBB/kt

01/18/08

FIRST LEASE AMENDMENT

THIS FIRST LEASE AMENDMENT (the “First Amendment”) is executed this 25th day of January, 2008, and effective October 1, 2007, by and between DUGAN REALTY, L.L.C., an Indiana limited liability company (“Landlord”), and GAIAM, INC., a Colorado corporation (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant entered into a certain lease dated October 5, 2005 (the “Lease”), whereby Tenant leases from Landlord certain premises consisting of approximately 147,000 square feet of space (the “Current Premises”) in a building commonly known as Building 7 (the “Building”), located at 5455 West Chester Road, West Chester, Ohio 45069, in World Park at Union Centre (the “Park”); and

WHEREAS, the Lease Term expired September 30, 2007; and

WHEREAS, Tenant has continuously remained in the Current Premises and has continued to pay rent therefor during such period of holdover; and

WHEREAS, Landlord and Tenant desire to extend the Lease Term; and

WHEREAS, Landlord and Tenant desire to reduce the Current Premises by approximately 73,250 square feet (the “Relinquished Space”); and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such extension, reduction and other changes to the Lease;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.                                      Incorporation of Recitals. The above recitals are hereby incorporated into this First Amendment as if fully set forth herein.

2.                                      Extension of Lease Term. The Lease Term is hereby extended through June 30, 2010.

3.                                      Amendment of Section 1.01. Basic Lease Provisions and Definitions.

(a)                                   Commencing October 1, 2007, Section 1.01 of the Lease is hereby amended by deleting subsections D, E, G and K and substituting the following in lieu thereof:

“D.                              Minimum Annual Rent:

October 1, 2007 – February 29, 2008	$219,734.40 per year.

E.                                      Monthly Rental Installments:

October 1, 2007 – February 29, 2008	$ 43,946.88 per month.

G.                                     Lease Term: extended through June 30, 2010.

K.                                    Brokers: Duke Realty Services, LLC representing Tenant, and Colliers Turley Martin Tucker representing Tenant.

(b)                                 Provided Tenant has surrendered the Relinquished Space in accordance with Paragraph 8 of this First Amendment, commencing March 1, 2008, Section 1.01 of the Lease is further amended by incorporating Exhibit A-1, attached hereto and incorporated herein by reference, on which the Current Premises less the Relinquished Space is depicted, in lieu of Exhibit A to the Lease which is hereby deleted. Hereinafter, the Current Premises less the Relinquished Space shall be referred to as the “Leased Premises”.

(c)                                  Provided Tenant has surrendered the Relinquished Space in accordance with Paragraph 8 of this First Amendment, commencing March 1, 2008, Section 1.01 of the Lease is further amended by deleting subsections A, B, C, D and E and substituting the following in lieu thereof:

“A.                             Leased Premises (shown on Exhibit A-1 attached hereto): 5455 West Chester Road, West Chester, Ohio 46069; Building No. 7 (the “Building”); located in World Park at Union Centre (the “Park”);

B.                                     Rentable Area: 73,750 square feet;

C.                                     Tenant’s Proportionate Share: 50.17%;

D.                                    Minimum Annual Rent:

March 1, 2008 – February 28, 2009	$272,874.96 per year
March 1, 2009 - February 28, 2010	$278,037.48 per year
March 1, 2010 – June 30, 2010	$ 94,645.84 (4 months);

E.                                     Monthly Rental Installments:

March 1, 2008 – February 28, 2009	$ 22,739.58 per month
March 1, 2009 - February 28, 2010	$ 23,169.79 per month
March 1, 2010 – June 30, 2010	$ 23,661.46 per month;”

4.                                      Amendment of Section 2.02. Construction of Tenant Improvements. Section 2.02 of the Lease is hereby amended by incorporating the following:

“Tenant is presently in possession of the Leased Premises, has inspected same, and accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto. Tenant acknowledges that the Tenant Improvements in Exhibit B of the Lease have been completed in a satisfactory manner. Notwithstanding the foregoing, in the event Landlord leases the Relinquished Space, or any portion thereof, to a third party, Landlord shall, at its sole cost and expense, demise the Current Premises and Relinquished Space.”

5.                                      Amendment of Section 9.02. Tenant’s Insurance. Section 9.02 of the Lease is hereby amended as follows:

(a)                                   Subparagraph B. of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“B.                              Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $11,000,000 for each policy year, which limits may be satisfied by any combination of primary and excess or umbrella per occurrence policies.”

(b)                                  Subparagraph D. of Section 9.02 of the Lease is hereby amended by adding the following: “with limits of not less than an amount equal to two (2) years rent hereunder.”

(c)                                   The last paragraph of Section 9.02 of the Lease is hereby deleted in its entirety and the following shall be substituted in lieu thereof:

“All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before November 1, 2007, and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, together with a copy of the endorsements to Tenant’s commercial general liability policies evidencing primary and non-contributory coverage afforded to the appropriate additional insureds. Upon Tenant’s receipt of a request from Landlord, Tenant shall provide Landlord with copies of all insurance policies, including all endorsements, evidencing the coverages required hereunder. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.”

6.                                       Incorporation of Section 16.14. The following is hereby incorporated as Section 16.14 of the Lease:

“Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.”

7.                                       Incorporation of Section 16.15. Option to Extend. The following is hereby incorporated as Section 16.15 of the Lease:

“Section 16.15. Option to Extend.

(a)                                     Grant and Exercise of Option. Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of eight (8) months (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Leased Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than six (6) months prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the

Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)                                 Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewing tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the immediately preceding term. The Monthly Rental Installments shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.”

8.                                      Incorporation of Section 16.16. Right of First Refusal. The following is hereby incorporated as Section 16.16 of the Lease:

“Section 16.16. Right of First Refusal.

(a)                                  Provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or a Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have a on-going right of first refusal (“Refusal Option”) to lease additional space in the Building located contiguous to the Leased Premises as shown crosshatched on the attached Exhibit G (“Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms-length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have five (5) days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein.

(b)                                 If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Leased Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Tenant shall fail to enter into such amendment within ten (10) days following Tenant’s exercise of the Refusal Option, then Landlord may terminate this Refusal Option, by notifying Tenant in writing, in which event this Refusal Option shall become void and of no further force or effect, and Landlord shall thereafter be free to lease the Refusal Space to the bona fide offeror or any other third party.

9.                                     Incorporation of Section 16.17. Option to Expand. The following is hereby incorporated as Section 16.17 of the Lease:

“Section 16.17. Option to Expand. Any time during the Lease Term and provided that (i) no default has occurred and is then continuing, (ii) the creditworthiness of Tenant is then reasonably acceptable to Landlord, and (iii) Tenant originally named herein or its Permitted Transferee remains in possession of and has been continuously operating in the entire Leased Premises throughout the Lease Term, subject to any rights of other tenants to the Expansion Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Expansion Space now or hereafter leased by such other tenant, Tenant shall have the right to expand the Leased Premises to include all or a portion of the Relinquished Space (the “Expansion Space”).  In the event Tenant elects to exercise its expansion option, Tenant hereby agrees that Tenant shall provide Landlord with written notice of its desire to expand, and Tenant may, at its election, extend the Lease Term for the existing Leased Premises to be coterminous with the term for the Expansion Space and the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the Park; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term. If such extension is at least twenty-eight (28) months then (i) the lease term of Tenant’s lease with Landlord’s affiliate, Dugan Financing LLC at Building 8 in the Park shall also be extended to be coterminous with the Lease Term, and (ii) Landlord shall provide Tenant with a tenant improvement allowance of up to Thirty Thousand Dollars ($30,000.00) to be used toward improvements for the Leased Premises, as expanded; provided, however, if Tenant elects not to extend the Lease Term for the existing Leased Premises or elects to extend the Lease Term and such extension is for less than twenty-eight (28) months, the per square foot rate for the Leased Premises shall be Three and 50/100 Dollars ($3.50) per square foot.

10.                               Surrender of Relinquished Space. Tenant hereby agrees to surrender the Relinquished Space to Landlord on or before March 1, 2008 in accordance with the terms of Section 2.03 of the Lease. Provided Tenant surrenders the Relinquished Space as provided herein, Tenant’s obligation to pay rent for the Relinquished Space shall terminate on February 29, 2008; provided that Tenant shall continue to be liable for rent obligations accruing prior to March 1, 2008. In the event, however, that Tenant fails to deliver the Relinquished Space to Landlord in accordance with this paragraph before March 1, 2008, in addition to any other rights and remedies that Landlord has under the Lease, Tenant shall pay rent for the Relinquished Space in accordance with Section 2.04 of the Lease until Tenant delivers the Relinquished Space to Landlord in accordance with this paragraph.

11.                               Brokerage Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this First Amendment are Duke Realty Services, LLC, representing Landlord, and Colliers Turley Martin Tucker representing Tenant. Each party shall indemnify the other party from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

12.                               Tenant’s Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the state under which it was organized; (ii) all action necessary to authorize the execution of this First Amendment has been taken by Tenant; and (iii) the individual executing and delivering this First Amendment on behalf of Tenant has been authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord’s request, shall provide Landlord with evidence of such authority.

13.                               Examination of Amendment. Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

14.                               Definitions. Except as otherwise provided herein, the capitalized terms used in this First Amendment shall have the definitions set forth in the Lease.

15.                               Incorporation. This First Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed on the day and year first written above.

LANDLORD:

DUGAN REALTY, L.L.C.,
an Indiana limited liability company

By:	Duke Realty Limited Partnership, an Indiana limited partnership, its member

	By:	Duke Realty Corporation, an Indiana corporation, its general partner

		By:	/s/ Jon C. Burger
Jon C. Burger
Senior Vice President Cincinnati Group

STATE OF OHIO	)
) SS:
COUNTY OF HAMILTON	)

Before me, a Notary Public in and for said County and State, personally appeared Jon C. Burger, by me known to be the Senior Vice President, Cincinnati Group of Duke Realty Corporation, an Indiana corporation, the general partner of Duke Realty Limited Partnership, the member of Dugan Realty, L.L.C., an Indiana limited liability company, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said limited liability company.

WITNESS my hand and Notarial Seal this 25th day of January, 2008.

ROSE ANDRIACCO	/s/ Rose Andriacco
Notary Public, State of Ohio	Notary Public
My Commission Expires March 8, 2010

(Printed Signature)

My Commission Expires:

My County of Residence:	Clermont

TENANT:

GAIAM, INC., a Colorado corporation

By:	/s/ Mark Lipien

Printed:	Mark Lipien

Title:	VP

STATE OF COLORADO	)
) SS:
COUNTY OF BROOMFIELD	)

Before me, a Notary Public in and for said County and State, personally appeared Mark Lipien, by me known and by me known to be the Vice President of Gaiam, Inc., a Colorado corporation, who acknowledged the execution of the foregoing “First Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 21st day of January, 2008.

/s/ Chelli Lalik
Notary Public

Chelli Lalik
(Printed Signature)

My Commission Expires:	4-12-2008

My County of Residence:	Jefferson

EXHIBIT A-1

EXHIBIT G